Exhibit 10.1

GUARANTY AGREEMENT
(Secured Loan)

THIS Guaranty Agreement (this “Guaranty”) is made as of June 28, 2012, by FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S

A.                                   Pursuant to the terms of that certain Construction Loan Agreement by and between FMF Peakview LLC, a Delaware limited liability company (“Borrower”) and Lender dated of even date with this Guaranty (the “Loan Agreement”), Lender has agreed to loan to Borrower the principal sum of Thirty-One Million Five Hundred Fifty Thousand Two Hundred Eighty-Nine and No/100 Dollars ($31,550,289.00) (“Loan”) for the purposes specified in the Loan Agreement, which purposes include the construction of certain improvements (“Improvements”) described in plans and specifications required by the Loan Agreement (“Plans and Specifications”) upon real property described in the Loan Agreement (collectively, the “Property”).

B.                                   The Loan Agreement provides that the Loan shall be evidenced by that certain Promissory Note dated of even date with this Guaranty, executed by Borrower payable to the order of Lender in the principal amount of the Loan (the “Note”). The Loan is further evidenced and secured by certain other documents described in the Loan Agreement as Loan Documents.

C.                                   The Note is secured by, among other things, a Deed of Trust dated of even date with this Guaranty, executed by Borrower, as Grantor, in favor of the Public Trustee of Arapahoe County, Colorado, for the benefit of Lender, as Beneficiary, and recorded in the Real Property Records of Arapahoe County, Colorado (the “Security Instrument”).

D.                                   The Loan Agreement, the Security Instrument, the Note, and those other documents described in the Loan Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, are collectively referred to hereinafter as the “Loan Documents”.  This Guaranty is not one of the Loan Documents.

E.                                    Guarantor is an indirect owner of certain equity interests in Borrower and will benefit from the Loan made by Lender to Borrower.

THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.                                      GUARANTY.

1.1.                            Repayment Guaranty.  Guarantor hereby guarantees and promises to pay to Lender or order, on demand, in lawful money of the United States, in immediately available funds, the aggregate outstanding principal amount of the Loan or so much thereof as may be due and owing under the Note or any of the other Loan Documents, together with accrued but unpaid interest not funded from the Interest Reserve and any other sums payable under the Note or any of the other Loan Documents (the “Repayment Guaranty”).  Notwithstanding the foregoing, the maximum liability of Guarantor under the Repayment Guaranty shall be limited to, (a) a sum equal to twenty-five percent (25.0%) of the aggregate principal amount of the Loan outstanding at the earlier time of demand under this Guaranty or bankruptcy of the Guarantor plus (b) all accrued but unpaid interest, including interest that but for the filing of bankruptcy would have accrued under the Note or any of the other Loan Documents, plus (c) reasonable attorneys’ fees and all actual expenses, fees and costs of loan origination (to the extent not already paid), maintenance and collection payable under the Note or any of the other Loan Documents plus (d) all Operating Expenses related to the Property other than Loan proceeds allocated for payment of Operating Expenses during the lease up of the Property as set forth in the Construction Budget.  For the purpose of determining the liability of Guarantor, the calculation of the aggregate principal amount of the Loan shall not be reduced by the collateral held as security for the Note nor by payments received nor to be received for credit to the Loan from sources other than Borrower except as expressly set forth below.

For purposes of the Repayment Guaranty, the outstanding principal balance of the Loan on any given date shall be calculated without regard to any reduction of the Indebtedness on account of any foreclosure of, or other realization on (including collection of insurance proceeds), or in respect of, any of the liens, collateral assignments, security interests or other security devices evidenced by the Loan Documents now or hereafter securing payment of the Indebtedness; provided, however, such calculation shall be net of any payment against or reduction of the Indebtedness evidenced by the Note and the Loan Documents after the occurrence of a Default under any of the Loan Documents, pursuant to the Repayment Guaranty or any other guaranty by any other guarantor (if any) of all or any part of such Indebtedness and which are clearly identified as principal payments made pursuant to the Repayment Guaranty in a notice to Lender confirming the payment and reduction of the outstanding principal balance of the Loan.  In the event of a foreclosure on any of the Property and Improvements by Lender pursuant to the terms of the Loan Documents, or the acceptance by Lender of a deed-in-lieu of foreclosure for an amount agreed to by Lender (herein called a “Deed-in-Lieu”), the application of proceeds of any such foreclosure sale or in exchange for such Deed-in-Lieu shall be in such a manner so as not to reduce or extinguish Guarantor’s liability hereunder for the portion of the Indebtedness for which Guarantor is liable under this Guaranty until all of the outstanding Indebtedness under the Loan Documents for which Guarantor is not liable hereunder has been paid in full.

1.2.                            Completion Guaranty.  Guarantor further hereby guarantees the performance by Borrower of all the terms and provisions of the Loan Agreement pertaining to Borrower’s obligations with respect to the construction of the Improvements (as further hereinafter elaborated, the “Completion Guaranty”). Without limiting the generality of the foregoing, Guarantor guarantees that: (i) construction of the Improvements shall be completed within the time limits set forth in the Loan Agreement, as renewed, extended or modified from time to time; (ii) the Improvements shall be constructed and completed in substantial accordance with the Plans and Specifications and the other provisions of the Loan Documents, without substantial deviation therefrom unless approved by Lender in writing; (iii) the Improvements shall be constructed and completed free and clear of any mechanic’s liens, materialman’s liens and equitable liens; and (iv) all costs of constructing the Improvements shall be paid when due.

The term “Guaranty” as used hereinafter shall be a reference to both the Repayment Guaranty and the Completion Guaranty.

2.                                      EXCEPTIONS; LIABILITIES.  Notwithstanding the foregoing provisions of Section 1, in addition to, and not in lieu of, but without duplication of, any other liability of Guarantor under this Guaranty or the other Loan Documents, Guarantor guarantees and promises to pay to Lender, or order, on demand, in lawful money of the United States of America, in immediately available funds (and to defend, indemnify and hold harmless Lender, its directors, officers, employees, successors and assigns from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, or proceedings), any obligations, debts, actual damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, court costs, and reasonable legal or other expenses (including, without limitation, reasonable attorneys’ fees and expenses and amounts paid in settlement of whatever kind or nature), which Lender incurs or suffers with respect to any of the following matters (collectively, the “Nonrecourse Carveout Obligations”):

2.1                               fraud or intentional or willful misrepresentation by Borrower, a Guarantor, or any Affiliate or agent of Borrower or Guarantor;

2.2                               the gross negligence, willful misconduct, or commission of a criminal act by Borrower, a Guarantor, or any Affiliate or agent of Borrower or a Guarantor which results in a forfeiture of the Property;

2.3                               material physical waste of the Property or the Collateral by Borrower or Guarantor or by any Affiliate or agent of Borrower or Guarantor;

2.4                               failure to pay property or other taxes, assessments or charges that if not paid, would constitute a lien or encumbrance on the Property, except to the extent that Borrower escrows sufficient funds with Lender pursuant to the Security Instrument, but Lender fails to release such funds to pay such taxes, assessments or charges and provided further that Guarantor’s liability hereunder shall cease with respect to any amounts first arising from and after such time, if any, that Lender or a trustee takes title to the Property, including if such party forecloses under the Security Instrument or accepts a Deed-In-Lieu;

2.5                               failure to maintain insurance as required by the Loan Agreement, except to the extent that Borrower escrows sufficient funds with Lender, but Lender fails to release such funds to pay such insurance and provided further that Guarantor’s liability hereunder shall cease with respect to any amounts first arising from and after such time, if any, that Lender or a trustee takes title to the Property, including if such party forecloses under the Security Instrument or accepts a Deed-In-Lieu;

2.6                               uninsured damage to the Property resulting from any acts of terrorism, including, without limitation, the amounts of any deductible and co-insurance that may be incurred;

2.7                               failure to deliver any insurance or condemnation proceeds or awards received by or on behalf of Borrower to Lender or to otherwise apply such sums received by or on behalf of Borrower as required under the terms of the Loan Documents or any other instrument now or hereafter securing the Loan;

2.8                               failure of Borrower, or any of its Affiliates or agents, to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents, except in the case where Borrower or any of its Affiliates or agents applied to the same to the payment of either (A) such indebtedness or other sums due Lender or (B) the normal and necessary operating expenses of the Property;

2.9                               failure of Borrower to timely pay any portion of the Capital Fee or O&M Fee in accordance with Section 9.17 of the Loan Agreement, provided that Guarantor’s liability hereunder shall cease with respect to any amounts first arising from and after such time, if any, that Lender or a trustee takes title to the Property, including if such party forecloses under the Security Instrument or accepts a Deed-In-Lieu;

2.10                        intentional misappropriation or misapplication by Borrower (i.e., in violation of the terms of the Loan Agreement and the Loan Documents) of any funds from any account pledged by Borrower to Lender under the Loan Agreement or the other Loan Documents;

2.11                        if, after a Default, any litigation or other legal proceeding related to the Loan is filed by Borrower, Guarantor or SPE Component Entity of: (x) Borrower, or (y) any Guarantor, that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents; or

2.12                        Borrower’s material breach of that certain Section 7.1 entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status of the Loan Agreement, provided, however, that the occurrence of a deficiency in connection with any enforcement action under the Loan Documents by Lender shall not constitute a violation of Section 7.1(c)(xvii) of the Loan Agreement, and shall not impose or result in liability on the part of Guarantor under this Guaranty.

3.                                      EXCEPTIONS; FULL RECOURSE.  Notwithstanding the foregoing, or anything to the contrary contained in this Guaranty or the other Loan Documents, including without limitation any limitation on liability herein or therein Guarantor shall be fully and personally liable for the payment and performance of all obligations set forth in the Loan Agreement and the other Loan Documents, including the payment of all principal, interest and other amounts under the Note, in immediately available funds, in the event:

3.1                               Borrower, or any SPE Component Entity, files a voluntary petition under the Bankruptcy Reform Act of 1978 (11 USC Section 101-1330) as now or hereafter amended or recodified (“Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; or

3.2                               an Affiliate, officer, director, or representative which Controls Borrower or which Controls any SPE Component Entity, files, or joins in the filing of, an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, or colludes with, solicits or actively causes to be solicited, petitioning creditors for any involuntary petition against Borrower or any SPE Component Entity; or

3.3                               Borrower or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person or entity under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, or colludes with, actively solicits or causes to be solicited, petitioning creditors for any involuntary petition filed against either of the foregoing under the Bankruptcy Code; or

3.4                               without the prior written consent of Lender (which shall be in Lender’s sole and absolute discretion), any Affiliate, officer, director, or representative which Controls Borrower or which Controls any SPE Component Entity, consents to or acquiesces in writing or joins in an application by a party (other than Lender, its designee or Affiliate) for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any SPE Component Entity or any portion of the Property; or

3.5                               Borrower, or any SPE Component Entity, makes a general assignment for the benefit of creditors; or

3.6                               there is substantive consolidation of Borrower, or any SPE Component Entity, with any other person or entity in connection with any federal or state bankruptcy proceeding due to a failure to comply with that certain Section entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status of the Loan Agreement; or

3.7                               Borrower, or any SPE Component Entity, contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Borrower or any SPE Component Entity; or

3.8                               existence of a Default resulting from a Prohibited Property Transfer or a Prohibited Equity Transfer.

4.                                      NO WAIVER, RELEASE OR IMPAIRMENT.  Nothing contained in this Guaranty shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of Borrower under the Loan Documents, or the liens and security interests created by the Loan Documents, or Lender’s rights to enforce its rights and remedies under the Loan Documents and under this Guaranty or the indemnity provided herein (except as expressly provided herein), in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under the Loan Agreement or in the other Loan Documents.  The provisions of Sections 1 through 5 of this Guaranty shall prevail and control over any contrary provisions elsewhere in this Guaranty or the other Loan Documents.

5.                                      CERTAIN DEFINITIONS. For purposes of this Guaranty, the following capitalized terms shall have the following meanings:

5.1                               “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such Person, or is a director or officer of such Person, or of an Affiliate of such Person.

5.2                               “Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

5.3                               “SPE Component Entity” shall mean, if Borrower is a limited partnership or a limited liability company, each general partner or managing member of Borrower.

6.                                      LIEN FREE COMPLETION.  Completion of the Improvements free and clear of liens shall be deemed to have occurred upon Completion of Construction, as defined in the Loan Agreement.

7.                                      OBLIGATIONS OF GUARANTOR UPON DEFAULT BY BORROWER.  If the Improvements are not commenced and completed in the manner and within the time required by the Loan Agreement, or if, prior to the expiration of the time limits for said completion set forth in the Loan Agreement, construction of the Improvements should cease or be halted prior to completion and such cessation or halt constitutes a Default (as defined in the Loan Agreement), Guarantor shall, subject to its right to undisbursed Loan proceeds provided below, within ten (10) Business Days of demand of Lender:  (a) diligently proceed to complete, or cause to be completed, construction of the Improvements at Guarantor’s sole cost and expense; (b) subject to the contest rights of Borrower set forth in the Loan Agreement, fully pay and discharge all claims for labor performed for, and material and services furnished in connection with the construction of the Improvements; and (c) release and discharge all mechanic’s liens, materialman’s liens and related claims, affidavits or notices that may arise in connection with the construction of the Improvements.  Without in any way limiting the above obligations of Guarantor, Lender shall make the undisbursed Loan funds available to Guarantor (pursuant to the terms and conditions of the Loan Documents to the extent Guarantor and/or Borrower can satisfy the same and notwithstanding that Borrower defaults in completing the Improvements pursuant to the Loan Agreement) for the purposes of completing the Improvements and fulfilling Guarantor’s other obligations under this Guaranty; provided, however, that the obligation of Lender to make such undisbursed Loan funds available to Guarantor is expressly conditioned upon: (x) there being no continuing default by Guarantor under this Guaranty; and (y) Borrower (and/or Guarantor) having provided to Lender all Borrower’s Funds then required by the terms and conditions of the Loan Agreement.

8.                                      REMEDIES.  If Guarantor fails to perform its obligations under this Guaranty following ten (10) Business Days’ written notice to Guarantor, Lender shall have the following remedies:

8.1                               At Lender’s option, and without any obligation to do so, to proceed to perform on behalf of Guarantor any or all of Guarantor’s obligations hereunder and Guarantor shall, promptly upon demand and whether or not construction is actually completed by Lender, pay to Lender all sums expended by Lender in performing Guarantor’s obligations hereunder together with interest thereon at the highest rate specified in the Note; however, so long as Guarantor is not in Default and has commenced and is diligently pursuing completion of the Improvements in accordance with the Plans and Specifications and the other requirements of the Loan Agreement (insofar as they apply to the quality of construction), then Lender shall not exercise the foregoing rights, including without limitation, any self-help right to complete construction of Improvements; and

8.2                               From time to time, and without first requiring performance by Borrower or any other guarantor or exhausting any or all security (if any) for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, actual damage, injury and expense sustained or incurred by Lender as a result of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Note.  Such damages may include, without limitation, payment to Lender of any actual loss or damage incurred by Lender as a result of any delay in the completion of construction of the Improvements beyond the time specified in the Loan Agreement for such completion, and if Lender completes any portion of the Improvements on Borrower’s behalf in accordance with the Loan Documents, then Lender shall direct contractors engaged by it to complete such work on a commercially reasonable basis and in all material respects in substantial accordance with the Plans and Specifications.

9.                                      RIGHTS OF LENDER.  Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) approve modifications to the Plans and Specifications so long as such modifications do not materially increase the cost of constructing the Improvements nor materially increase the time necessary to complete the Improvements; (b) change the terms or conditions of disbursement of the Loan so long as such changes do not materially interfere with Borrower’s ability to construct the Improvements as and when required under the Loan Agreement; (c) renew, modify or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents; (d) declare all sums owing to Lender under the Note or any of the other Loan Documents due and payable upon the occurrence and during the continuance of a Default under the Loan Documents; (e) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (f) otherwise modify the terms of any of the Loan Documents, except for the following modifications which require the consent of Guarantor: (i) increases in the principal amount of the Note for or changes in the manner by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date (as defined in the Note) of the Note where no Default has occurred under the Loan Documents; (g) take and hold security for the performance of Borrower’s obligations under Note or the other Loan Documents and exchange, waive, subordinate, release or during the continuance of a Default, enforce any such security in whole or part; (h) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine (except, however, that if the Loan Documents require a specific application of such security or order or manner of sale, then Lender shall comply with any such requirements), subject to applicable law which cannot and has not been otherwise overridden by the Loan Documents; (i) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (j) subject to applicable law which cannot and has not been otherwise overridden by the Loan Documents, apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty (except, however, that if the Loan Documents require a specific application of such security or order or manner of sale, then Lender shall comply with any such requirements); (k) assign this Guaranty in whole or in part, subject to the express restrictions in the Loan Documents; and (l) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty, subject to the express restrictions in the Loan Documents.

10.                               GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than payment or performance of those obligations of Borrower which are guaranteed hereunder; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor, any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation or reimbursement against the principal (i.e., generally, Borrower) by the operation of any applicable state law or otherwise; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under the Note or any of the other Loan Documents or upon the failure of any other principals of Borrower to guaranty the Loan; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) subject to the terms of Section 14 below, any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (j) presentment, demand, protest and except as expressly set forth herein or in any Loan Document, notice of any kind; (k) the benefit of any applicable statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (l) any right to require Lender to institute suit or exhaust remedies against Borrower or others liable for any of such indebtedness, to enforce Lender’s rights against any collateral which shall have been given to secure the Loan, to enforce Lender’s rights against any other guarantors of such indebtedness, to join Borrower or any others liable on such indebtedness in any action seeking to enforce this Guaranty, to resort to any other means of obtaining payment of such indebtedness; (m) notices of disbursement of Loan proceeds, acceptance hereof, proof of non-payment, default under any of the Loan Documents, notices and demands of any kind except as expressly set forth herein or in any other Loan Documents or Other Related Documents (it being Guarantor’s and Lender’s intent that Guarantor shall not be considered a “debtor” in accordance with Section 9.102 of the Texas Business and Commerce Code, as now existing or hereafter amended); and (n) the invalidity, illegality or unenforceability of all or any portion of the indebtedness guaranteed hereby or any of the Loan Documents for any reason whatsoever, including that interest on such indebtedness violates applicable usury laws, that Borrower or others liable for all or a portion thereof have valid defenses, claims or offsets to all or a portion of such indebtedness, or that the Note or other Loan Documents have been forged or otherwise are irregular or not genuine or authentic (it being agreed that Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other person shall be found not liable for repayment of all or a portion of such indebtedness).  Guarantor further waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.  The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property.  These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights.  Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation, any rights of subrogation, reimbursement, indemnification and contribution, and which might otherwise be available to Guarantor under Texas Property Code Sections 51.003, 51.004 and 51.005 or otherwise. Finally, Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

11.                               GUARANTOR’S WARRANTIES.  Guarantor warrants, represents, covenants and acknowledges to Lender that: (a) Lender would not make the Loan but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement, Plans and Specifications and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has, as of the date hereof, established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto and the status of Borrower’s performance of its obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Lender has made no representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender) and fairly and accurately represent the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred as of the date hereof in the financial condition of Guarantor since the respective dates thereof; and (f) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent”, as that term is defined in either Texas Business and Commerce Code § 24.003 or Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor’s debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor’s assets.  Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.  Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

12.                               FINANCIAL COVENANTS.  So long as Guarantor is Forestar, Guarantor shall maintain compliance, at all times that any portion of the Loan is outstanding, with the following financial covenants (the “Financial Covenants”).:

12.1                        Guarantor shall maintain Net Unencumbered Liquid Assets (as defined in the Loan Agreement) on an aggregate basis of not less than $30,000,000.

12.2                        Guarantor shall maintain a Tangible Net Worth (as defined in the Loan Agreement) of not less than $250,000,000.

12.3                        Guarantor shall remain listed and publicly traded on, and in good standing with, the New York Stock Exchange.

13.                               FINANCIAL STATEMENTS.

13.1.                     Guarantor Financial Statements.

(a)                                 Guarantor shall deliver to Lender, as soon as available, but in no event later than ninety (90) days after Guarantor’s fiscal year end, a current financial statement (including a balance sheet, income and expense statement and cash flow statement) signed and certified to be true, complete and correct, by Guarantor, together with any other financial information, including, without limitation, quarterly financial statements, reasonably requested by Lender for the Guarantor.

(b)                                 Guarantor shall deliver to Lender, within forty-five (45) days after the end of each calendar quarter, a compliance certificate executed by Guarantor in form and substance reasonably acceptable to Lender, certifying as to the status of the Financial Covenants for the calendar quarter then ended, and Guarantor’s compliance (or non-compliance, as the case may be) with such Financial Covenants.

13.2                        Other Information.  From time to time, upon Lender’s delivery to Guarantor of at least ten (10) days prior written notice, with regard to Guarantor, Guarantor shall deliver to Lender such other information as is reasonably available to Guarantor and as Lender may reasonably request with regard to Guarantor’s creditworthiness.

13.3                        Form; Warranty.  Guarantor agrees that all financial statements to be delivered to Lender pursuant to this Section shall:  (a) be complete and correct in all material respects as of the date of such statement; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) to the best of Guarantor’s knowledge, be prepared in accordance with generally accepted accounting principles, or other principles acceptable to Lender, in each case consistently applied (it being understood and agreed that the accounting principles used in preparing the Guarantor’s financial statements submitted to Lender in connection with the underwriting and closing of the Loan (the “Original Statement of Financial Condition”) are acceptable to Lender).  Lender, by acceptance of this Guaranty acknowledges and agrees that the form of the Original Statement of Financial Condition is acceptable and that such form (updated to reflect Guarantor’s then current financial condition) shall be acceptable on an ongoing basis.  Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above. By Guarantor’s execution of this Guaranty, Guarantor shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, such financial statement satisfies the criteria set forth in clauses (a) through (d) of the first sentence of this Section 13.3.  Guarantor agrees that it shall use commercially reasonable efforts to ensure that any information to be delivered to Lender pursuant to this Section shall not contain any misrepresentation of any material fact or omission of a material fact.

14.                               SUBORDINATION.  Until the Loan is indefeasibly paid in full, Guarantor subordinates all present and future indebtedness owing by Borrower or, following the occurrence and during the continuance of a Default, by any other guarantor under any guaranty or indemnity of the Loan, to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents.  Guarantor collaterally assigns all such indebtedness of Borrower to Guarantor to Lender as security for this Guaranty, the Note and the other Loan Documents.  Guarantor agrees (except as necessary to preserve the validity of a claim) to make no claim for such indebtedness of Borrower to Guarantor until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged. Guarantor further agrees not to assign all or any part of such indebtedness of Borrower to Guarantor unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.  If Lender so requests, (a) all instruments evidencing such indebtedness of Borrower to Guarantor shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness of Borrower to Guarantor shall be duly assigned and delivered to Lender, (c) until the Loan is indefeasibly paid in full, such indebtedness of Borrower to Guarantor shall be enforced, collected and held by Guarantor as trustee for Lender and upon the occurrence of a Default which is continuing shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and during the continuance of a Default enforce Lender’s rights in and to such indebtedness and any security therefor.  If Guarantor fails to take any such action within ten (10) Business Days of written request from Lender, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor.  The foregoing power of attorney is coupled with an interest and cannot be revoked.

15.                               BANKRUPTCY OF BORROWER.  In any bankruptcy or other similar proceeding of Borrower in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim within ten (10) Business Days of written request therefor, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Lender or Lender’s nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution.  If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

16.                               ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS.  This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note and the other Loan Documents, and the Security Instrument. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action.  Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

17.                               CREDIT REPORTS.  Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual.

18.                               ENFORCEABILITY.  Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses other than the defense of payment or that the obligations hereunder are not due pursuant to the terms of this Guaranty or the Loan Documents, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses.  Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

19.                               MISCELLANEOUS.

19.1.                     Notices.  All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, or by facsimile transmission with Overnight Express Mail or overnight commercial courier service, with charges prepaid, to follow, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid.  Notices so sent shall be effective upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Guarantor:	Forestar (USA) Real Estate Group Inc. 6300 Bee Cave Road Building 2, Suite 500 Austin, Texas 78746 Attention: Legal Department Facsimile: (512) 433-5201

With a copy to:	Locke Lord LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201 Attention: R. Brent Clifton Facsimile: (214) 740-8800

With a copy to:	Guggenheim Plus Leveraged LLC c/o Guggenheim Real Estate LLC 500 Boylston St. Boston, Massachusetts 02116 Attention: Mr. Joseph P. Mahoney Facsimile: (617) 536-5455

With a copy to:	Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109-2881 Attention: Samuel L. Richardson, Esq. Facsimile: (617) 523-1231

Lender:

Wells Fargo Bank, National Association
Commercial Real Estate (AU #64061)
111 Congress Avenue, Suite 530
MAC T7044-050
Austin, Texas 78701
Attention: Chris M. Garza
Loan #: 1007252
Facsimile: (512) 344-6818

With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 608 2nd Ave South, 11th Floor Minneapolis, MN 55402 Attention: Valerie Amolo

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.  Guarantor shall forward to Lender, without delay, any notices, letters or other written communications delivered to the Property or to Guarantor naming Lender or the “Construction Lender”.

19.2.       Attorneys’ Fees and Expenses; Enforcement.  If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or as a consequence of any Default under this Guaranty, with or without the filing of any legal action or proceeding, then Guarantor shall pay to Lender, within ten (10) days of written demand, the amount of all reasonable attorneys’ fees and out-of-pocket expenses (other than the customarily charged internal costs of Lender’s group responsible for construction review and costing, which shall be included hereunder, if any) and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.  In the event of any legal proceedings, court costs and reasonable attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

19.3.                     No Waiver.  No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Guaranty shall constitute a waiver of any breach, default, or failure of condition under the Note or this Guaranty or the obligations secured thereby.  A waiver of any term of the Note or this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

19.4.                     Loan Sales and Participation; Disclosure of Information.  Guarantor agrees that Lender may elect to sell, assign or participate the Loan in accordance with Section 13.7 of the Loan Agreement.  The terms and provisions of Section 13.7 of the Loan Agreement are incorporated herein by reference.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

19.5.                     Waiver of Right to Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS MAY NOW OR HEREAFTER BE MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT OF LENDER TO MAKE THE LOAN TO BORROWER.

19.6.                     Severability.  If any provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Guaranty.

19.7.                     Heirs, Successors and Assigns.  Except as otherwise expressly provided under the terms and conditions herein, the terms of this Guaranty shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

19.8.                     Time.  Time is of the essence of each and every term herein.

19.9.                     Governing Law And Consent To Jurisdiction.  This Guaranty and any claim, controversy or dispute arising under or related to this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to any conflicts of law principles, except to the extent preempted by federal laws.  Guarantor and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Texas or State of Colorado having proper venue and also consent to service of process by any means authorized by Texas or Colorado or federal law.

19.10.              Survival.  Subject to the release provisions as provided in Section 12.2 of the Loan Agreement, this Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or Deed-In-Lieu thereof, subject to Section 1.1 and the following provisions related to the Completion Guaranty.  Notwithstanding the foregoing, the obligations of Guarantor under the Completion Guaranty, but not Guarantor’s other obligations under this Guaranty, shall be deemed released in their entirety at such time as all of the following conditions have been satisfied (the “Release Conditions”):

(a)           Borrower has satisfied all conditions for the final advance of the Loan proceeds in accordance with the provisions of Section 3.4 and 3.5 (as applicable) of the Loan Agreement and Completion of Construction shall have been achieved;

(b)           No Default shall then exist under the Loan Documents;

(c)           the statutory period(s) within which valid mechanic’s liens, materialman’s liens and/or similar claims, affidavits or notices may be recorded and/or served by reason of construction of the Improvements shall have expired or, if any such lien is recorded against the Property prior to the expiration of such statutory period, Borrower shall have bonded around such lien (any lien bonded around being referred to a “Bonded Lien”) in accordance with all applicable laws so that such lien is not an encumbrance on the Property and Improvements; and

(d)           Any contractor, subcontractor or supplier who provided work or materials in connection with construction of the Improvements shall have been paid in full except for any payments relating to a Bonded Lien.

Guarantor or Borrower shall pay within thirty (30) days after demand all reasonable third party costs and third party expenses incurred by or charged to Lender, not to exceed then market rates, in connection with verifying that the Release Conditions have been satisfied. To the extent the foregoing Release Conditions have been satisfied, upon Guarantor’s written request to Lender, Lender shall provide confirmation of the satisfaction of the Release Conditions within ten (10) Business Days after receipt of such written request.

19.11.              Headings.  All article, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

19.12.              Powers Of Attorney.  The powers of attorney granted by Guarantor to Lender in this Guaranty shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed.  Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.  Guarantor acknowledges that this power of attorney forms a part of a contract (this Guaranty) and is security for money or for the performance of a valuable act.  Lender hereby discloses that it may exercise the foregoing power of attorney for Lender’s benefit, and such authority need not be exercised for Guarantor’s best interest.

19.13.              Defined Terms.  Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Loan Agreement.

19.14.              Rules Of Construction.  The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents.  The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. The word “Lender” as used herein shall include Lender and its permitted successors and assigns.

19.15.              Use Of Singular And Plural; Gender.  When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

19.16.              Exhibits, Schedules And Riders.  All exhibits, schedules, riders and other items attached hereto are incorporated into this Guaranty by such attachment for all purposes.

19.17.              Integration; Interpretation.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS CONTEMPLATED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

19.18.              Exculpation.  Notwithstanding anything to the contrary contained herein, no present or future Constituent Member in Guarantor, nor any present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in Guarantor or of or in any person or entity that is or becomes a Constituent Member in Guarantor, shall have any personal liability, directly or indirectly, under or in connection with this Guaranty or any amendment or amendments to this Guaranty made at any time or times, heretofore or hereafter, and Lender on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. As used herein, “Constituent Member” shall mean any direct shareholder, member or partner in Guarantor and any person or entity that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities is a member or partner in Guarantor or owns an interest in Guarantor.  To the extent Guarantor is a limited liability company, limited partnership, or other similar entity, for purposes hereof, neither the negative capital account of any Constituent Member in Guarantor nor any obligation of any Constituent Member in Guarantor to restore a negative capital account or to contribute or loan capital to Guarantor or to any other Constituent Member in Guarantor shall at any time be deemed to be the property or an asset of Guarantor (or any such other Constituent Member) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against with respect to any such negative capital account or obligation to restore, contribute or loan.  Nothing contained in this Section 19.18 shall be deemed to waive, release, affect, alter or impair (i) the Indebtedness evidenced by the Loan Documents, (ii) the obligations of Borrower under the Loan Documents, the obligations of Guarantor under this Guaranty or the obligations of the Indemnitor under the Hazardous Materials Indemnity Agreement

(the “Indemnity”), (iii) the liens and security interests created by the Loan Documents, or (iv) Lender’s rights to enforce its rights and remedies against Borrower, Guarantor, Indemnitor and/or the Property, as applicable, under the Loan Documents, this Guaranty or the Indemnity, provided in the Loan Documents or Other Related Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, security interests and assignments which are now or at any time hereafter security for the payment and performance of all indebtedness and obligations under the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

GUARANTOR:

FORESTAR (USA) REAL ESTATE GROUP INC.,
a Delaware corporation

By:	/s/ Charles T. Etheredge, Jr.
Name: Charles T. Etheredge, Jr.
Title: Executive Vice President

[Signature Page — Guaranty Agreement]